                                                                EXHIBIT 99(k)


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-Q

(Mark One)
[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the quarterly period ended March 31, 1994
                                       OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

              For the Transition period from         to

                             Commission File Number

                   UNIVERSITY NATIONAL BANK & TRUST COMPANY
             (Exact name of registrant as specified in its charter)

National Banking Laws                             94-2622607
(State  or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

250 LYTTON AVENUE, PALO ALTO, CALIFORNIA 94301
(Address of principal executive office)  (Zip Code)

Registrant's telephone number, including area code, (415)327-0210

                                Not Applicable
Former name, former address and former fiscal year, if changed since last report.



Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirements for the past 90 days. Yes X No

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

Common shares outstanding as of May 10, 1994 - 1,366,288

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                           QUARTERLY REPORT FORM 10-Q

                                     INDEX

                                                                                                            Page
PART I.   FINANCIAL INFORMATION                                                                              3

Item 1.   Financial Statements                                                                               4

          Consolidated Balance Sheets                                                                        4

          Consolidated Statements of Income for The
          Three Months Ended March 31, 1994 and 1993                                                         5

          Consolidated Statements of Cash Flows for
          The Three Months Ended March 31, 1994 and 1993                                                     6

          Statement of Changes in Undivided Profits for
          The Quarter Ended March 31, 1994 and 1993                                                          7

          Notes to Consolidated Financial Statements                                                         8

Item 2.   Management's Discussion and Analysis of
          Financial Condition and Results of Operations                                                     10

PART II.  OTHER INFORMATION

Item 1.   Legal Proceedings                                                                                 18

Item 2.   Changes in Securities                                                                             18

Item 3.   Defaults Upon Senior Securities                                                                   18

Item 4.   Submission of Matters to a Vote of Security
          Holders                                                                                           18

Item 5.   Other Information                                                                                 18

Item 6.   Exhibits and Reports on Form 8-K                                                                  18

          Signatures                                                                                        19

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY





                                     PART I

                             FINANCIAL INFORMATION


University National Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended March 31, 1994. The results for this period are not necessarily indicative of the result to be expected for the year. The financial statements included herein are unaudited.

ITEM 1. Financial Statements


                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                           CONSOLIDATED BALANCE SHEET
                           (Unaudited, 000's omitted)

                                                             March 31,          December 31,
                                                               1994                1993
                                                                    (In Thousands)
ASSETS
Cash and Due From Banks                                      $28,698             $27,376
Securities                                                   111,062             112,850
Federal Funds Sold                                            61,000              29,200
Loans and Lease Financing
  Commercial, Financial & Industrial                          34,024              36,610
  Real Estate Construction                                     4,847               5,116
  Real Estate Mortgage                                       134,934             141,192
  Instalment Loans                                            22,761              23,055
  Lease Financing                                              7,053               6,535
  Bankers Acceptances                                          8,870               5,450
  Other Loans                                                  5,957               6,009
  Less: Unearned Income                                         (770)               (855)
                                                            --------            --------
Total Gross Loans                                            217,676             223,112
Less Reserve for Loan Losses                                  (5,976)             (5,690)
                                                            --------            --------
Net Loans                                                    211,700             217,422
Premises and Fixed Assets                                     15,800              15,895
Other Real Estate Owned                                        1,541               1,541
Accrued Interest Receivable
  And Other Assets                                             3,696               2,447
                                                            --------            --------
    Total Assets                                            $433,497            $406,731
                                                            ========            ========

LIABILITIES
Deposits
  Demand                                                     $58,671             $62,434
  Savings & Super NOW accounts                                90,550              85,007
  Money Fund Accounts                                        227,879             197,743
  Time Deposits $100,000 and over                             14,819              16,772
  Time Deposits under $100,000                                 5,219               5,249
                                                            --------            --------
Total Deposits                                              $397,138            $367,205

Securities sold under Repurchase
  Agreement                                                        0                   0
Accrued Interest Payable and
  Other Liabilities                                            2,432               5,216
                                                            --------            --------
    Total Liabilities                                       $399,570            $372,421

EQUITY CAPITAL
Common Stock, $2.50 par value
  Authorized, 3,000,000 shares
Issued and Outstanding, 1,343,952 Shares at
  12/31/93 & 1,364,348 at 3/31/94                              3,411               3,360
Capital Surplus                                                8,173               7,751
Retained Earnings                                             20,755              20,423
Unrealized Gain on Securities
  Available for Sale                                           1,588               2,776
                                                            --------            --------
TOTAL SHAREHOLDERS' EQUITY                                   $33,927             $34,310





TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $433,497            $406,731
                                                            ========            ========

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                           (Unaudited, 000's omitted)

                                                                                Fiscal Year-to-Date &
                                                                                 Three Months Ended
                                                                              March 31,          March 31,
                                                                                1994               1993
                                                                                   (In Thousands)
Interest Income

  Interest and fees on loans                                                    $3,970            $4,353
  Income from financing lease receivables                                          132               114
  Interest on Securities (Note 1)
    Taxable                                                                        696               656
    Non-Taxable                                                                    621               614
  Interest income on Federal funds sold                                            277               141
                                                                                   ---               ---

Total Interest Income                                                           $5,696            $5,878

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                                                  $111              $127
    Other Time Deposits                                                          1,488             1,466
  Securities Sold Under Repurchase
    Agreements                                                                       7                16
                                                                                     -                --

Total Interest Expense                                                          $1,606            $1,609
                                                                                ------            ------

Net Interest Income                                                             $4,090            $4,269

Provision for Loan and Lease Losses                                                300               300
                                                                                   ---               ---

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                                     $3,790            $3,969

Non-Interest Income
  Income from Fiduciary Activities                                                 678               553
  Service Charges on Deposit Accounts                                              129               129
  Other Income                                                                     156               163
  Gains (Losses) on securities not held in
  trading accounts                                                                   5                 0
                                                                                     -                 -

Total Non-Interest Income                                                         $968              $845

Non-Interest Expense
  Salaries and Benefits                                                          2,231             2,023
  Occupancy Expense                                                                328               294
  Other Expense                                                                  1,073               985
                                                                                 -----               ---

Total Non-Interest Expense                                                      $3,632            $3,302

INCOME BEFORE INCOME TAXES                                                      $1,126            $1,512

Applicable Income Taxes                                                            321               444
                                                                                   ---               ---

NET INCOME                                                                        $805            $1,068
                                                                                  ====            ======
Earnings Per Share                                                               $0.58             $0.78
Dividends Per Share                                                              $0.35             $0.35

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                           (Unaudited, 000's omitted)

                                                                       MARCH 31,        MARCH 31,
CASH FLOWS FROM OPERATING ACTIVITIES:                                    1994            1993
  Net Income                                                             $805           $1,068
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for loan losses                                           300              300
      Depreciation and amortization                                       190              167
      Net amortization of investment security
        discounts                                                          28               45
      (Gain) loss on call of investment securities                         (5)               0
      (Gain) loss on sale of fixed assets                                   1                4
        Decrease (increase) in interest receivable                       (145)            (576)
        and other assets
        (Decrease) increase in interest payable                        (3,064)             233
        and other liabilities

    NET CASH PROVIDED BY OPERATING ACTIVITIES                         ($1,890)          $1,241

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities or calls of investment
        securities                                                     75,103                0
  Purchase of investment securities                                   (75,352)          (1,680)
  Increase (decrease) in securities sold under
    repurchase agreements                                                   0              467
  Net (increase) decrease in loans receivable                           8,856              (33)
  Principal collected on bankers' acceptances                           5,450            2,382
  Bankers' acceptances originated or acquired                          (8,870)          (1,393)
  Capital expenditures                                                    (94)            (106)
  Net loan (losses) recoveries                                            (14)            (147)
   NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                    $5,079            ($510)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, NOW
    accounts, savings deposits and money fund deposits                 31,917           (1,398)
  Net increase (decrease) in certificates of deposit                   (1,983)          (2,477)
  Cash dividends                                                         (474)            (466)
  Proceeds from common stock issued                                       473              440
   NET CASH PROVIDED BY FINANCING ACTIVITIES                           29,933           (3,901)
   INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   $33,122          ($3,170)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      $56,576          $55,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $89,698          $52,751

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                      Fiscal Quarter Ended March 31, 1994





Balance at beginning of current fiscal year                   $20,423,486

Net income to date                                                804,857

Transfer to Dividends Payable                                    (473,539)
                                                              -----------

Balance at end of interim period                              $20,754,804



              (The balance of this page intentionally left blank.)

                    UNIVERSITY NATIONAL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                          Quarter ended March 31, 1994


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended March 31, 1994.


NOTE A - Summary of Significant Accounting Policies

Investment Securities

The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993. The Bank has classified its investment securities as available for sale. Available for sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported as a separate component of shareholders' equity. Amortization of premiums and accretion of discounts arising at acquisition of investment securities are included in income using methods that approximate the interest method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.

                                                  Three Months Ended March 31
                                                  ---------------------------
                                                     1994             1993
                                                     ----             ----
                                                     (Amounts in thousands)
Weighted average shares:
  Primary                                            1,398            1,364
  Fully Diluted                                      1,398            1,373

NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

   Statutory tax rate                    100.0%
   Tax effect of municipal income        (26.5%)
                                        -------
   Current provision tax rate             73.5%




              (The balance of this page intentionally left blank.)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the first quarter of 1994, the Bank's capital increased by $4,460,518, or 13.15%, compared to an increase of $1,041,456, or 13.15% in the same period of 1993. $1,588,119, or 35.60%, of the increase in the current quarter was caused by the adoption of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993 which is discussed elsewhere in this report. Additional sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of thirty-five cents a share to shareholders of record January 17, 1994, or a total of $473,539 compared to a dividend of thirty-five cents per share, or a total of $466,285 in the same period of 1993. Dividend payments continued on a quarterly basis in 1993 and 1994.

The Bank is subject to Office of the Comptroller of the Currency's regulations. In 1989, the Comptroller established risk-based capital guidelines for national banks. The Federal Reserve Board and the FDIC have issued similar guidelines for bank holding companies and state banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholders' equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated debt and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures. The minimum required qualifying total capital ratio is 8%, of which at least 4% must consist of Tier 1 Capital. At March 31, 1994, the Bank's Tier 1 Capital totaled $32,339,000 and Total Capital was $35,661,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 12.29% and its Total Capital to total risk weighted assets ratio was 13.56%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending March 31, 1994 and for the years ending December 31, 1993 and December 31, 1992.

 AVERAGE BALANCE SHEET

                                              3/31/94                    12/31/93                    12/31/92
ASSETS
Cash & Due From Banks                     $28,402     6.98%            $25,653      6.79%            $21,383      6.15%
Investment Securities                     108,165    26.57%             73,028     19.34%             70,134     20.18%
Fed Funds Sold                             36,486     8.96%             35,212      9.32%             25,950      7.47%
Loans                                     213,422    52.42%            224,016     59.32%            211,204     60.77%
Premises & Equipment                       15,869     3.90%             14,792      3.92%             14,611      4.20%
Other Assets                                4,776     1.17%              4,910      1.30%              4,251      1.22%
                                         --------                     --------                      --------

  TOTAL ASSETS                           $407,120   100.00%           $377,611    100.00%           $347,533    100.00%
                                         ========                     ========                      ========

LIABILITIES
Demand Deposits                           $54,809    13.46%            $50,135     13.28%            $40,712     11.71%
Savings & Now                              86,478    21.24%             76,649     20.30%             67,141     19.32%
Money Funds                               209,414    51.44%            193,474     51.24%            177,367     51.04%
Time Deposits                              21,353     5.24%             23,589      6.25%             32,392      9.32%
                                         --------                     --------                      --------
  Total Deposits                         $372,054    91.39%           $343,847     91.06%           $317,612     91.39%
Other Borrowings                              635     0.16%              1,398      0.37%              1,354      0.39%
Other Liabilities                           2,498     0.61%              2,189      0.58%              1,783      0.51%
                                         --------                     --------                      --------
  TOTAL LIABILITIES                      $375,187    92.16%           $347,434     92.01%           $320,749     92.29%
SHAREHOLDERS EQUITY                        31,933     7.84%             30,177      7.99%             26,784      7.71%
                                         --------   ------            --------    ------            --------    ------

  TOTAL LIABILITIES                      $407,120   100.00%           $377,611    100.00%           $347,533    100.00%
    AND EQUITY                           ========   ======            ========    ======            ========    ======


Totals may not add due to rounding.

  Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending March 31, 1994, those assets comprised 42.51% of the Bank's assets compared to 35.45% in 1993 and 33.80% in 1992.

  A principal source of liquidity is new deposit generation. Historically, loan generation had lagged deposit growth. The loan to deposit ratio decrease from 66.50% in 1992 to 65.15% in 1993 and to 57.36% in the first quarter of 1994. Loans decreased by 4.73% in the first quarter of 1994. Growth rates for the first quarter of 1994 and for the years 1993 and 1992 are shown in the following table.

                               March, 1994        1993          1992
                               -----------        ----          ----
  Net Loans                    $213,422           $224,016      $211,204
  Growth Rate                     (4.73%)             6.07%        16.92%
  Deposits                     $372,054           $343,847      $317,612
  Growth Rate                      8.20%              8.26%        12.90%
  Loans to Deposits               57.36%             65.15%        66.50%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of March 31, 1994, book value of the investment portfolio totaled $108,370,327. Of that amount, $61,204,694, or 56.48%
of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable. The portfolio contains $2,691,727 in unrealized appreciation.

Within the loan portfolio are investments in short term bankers' acceptances totaling $8,869,862 at March 31, 1994. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of March 31, 1994, the Bank has two lines available totaling $10,000,000 of which $5,000,000 is committed until June 30, 1994, and on which commitment fees have been paid. $5,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers, with the exception of the Chairman of the Board, from borrowing from the Bank and any loan to the Chairman or a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended March 31, 1994:

Outstanding Balances as of December 31, 1993                $ 1,153,078.98

Aggregate Amount of New Loans Made                              211,000.00

Aggregate Amount of Repayments                                1,097,325.18

Aggregate Amount of Other Changes                               801,719.11

Aggregate Amount of Outstandings at March 31, 1994            1,068,472.91

During the period ended March 31, 1994, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended March 31, 1994, average daily assets increased by $47.3 million or 13.15% over the first quarter 1993 and increased by $12.7 million, or 3.21%, over the fourth quarter of 1993. Deposits and other borrowings increased $43.8 million, or 13.31% over the first quarter of 1993 and increased $13.8 million, or 3.85% over the fourth quarter of 1993.

The mix in earning assets reflects a decrease in loan demand. Loans, net of bankers' acceptances, as a percent of earning assets were 71.31% for the quarter ended March 31, 1993, 63.39% for the fourth quarter of 1993 and 60.25% for the current quarter.

Net Interest Income and Margin

In the three months ended March 31, 1994, net interest income on a fully taxable equivalent basis decreased $47,000, or 1.05% from the preceding quarter and decreased $176,000, or 3.84%, over the same period in 1993.

Interest-earning assets averaged $363.9 million, an increase of $43.5 million, or 13.59%, over the same period in 1993. Interest earned on those assets decreased $178,000, or 2.87%, for a total of $6,017,000 in this period. The composite fully taxable equivalent yield on interest-earning assets decreased from 7.84% in the first quarter of 1993 to 6.71% in the current period. Compared with the preceding period, interest on earning assets decreased $178,000, or 2.87%. Yields decreased one hundred thirteen basis points from 7.84% to 6.71%.

Average interest-bearing liabilities increased by $43.8 million to $372.7 million, or 13.31% over the same period in 1993. Interest expense decreased $2,000, or 0.12%. The composite average cost of funds decreased from 1.98% to 1.75%. In this quarter, compared to the prior quarter, the cost of funds increased by two basis points from 1.73% to 1.75%. Net interest margin decreased from 5.81% in the first quarter of 1993 to 5.06% in the fourth quarter of 1993 and to 4.91% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $118,026, or 13.67% over the same period in 1993 and increased $46,100, or 5.03% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $667,500 or 69.31% of non-interest revenue. Increases in non-interest income over the prior year are due to increased volume of trust business.

Non-Interest Expense


Non-interest expense increased $328,600, or 9.95%, in this period compared to the same period in 1993, and increased $56,400 or 1.58% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth. Total FTE increased by
15.95 positions, or 12.63%, to 142.25 from the first quarter of 1993 to the current quarter.

Provision for Loan and Lease Losses

The Bank provided $300,000 for loan losses in this period compared to $300,000 in the first quarter of 1993 and to $1,732,800 in the fourth quarter of 1993. The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

The balance of the reserve for loan losses was $5,976,175 at March 31, 1994 compared to $5,690,341 at December 31, 1993 and to $3,835,096 at March 31, 1993. Net losses totaled $14,167 in the first quarter of 1994 compared to $146,967 in the first quarter of 1993 and to $86,697 in the fourth quarter of 1993.

Loans on non-accrual totaled $3,905,956 at March 31, 1994 compared to $4,084,400 at March 31, 1993 and to $3,814,202 at December 31, 1993. The
volume of non-accrual loans is due to deterioration in the local economy, particularly in real estate.

Investment Portfolio

The Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt & Equity Securities," as of December 31, 1993. SFAS requires entities to classify investments in debt securities and equity securities with readily determinable fair values as held to maturity, available for sale, or trading and establishes accounting and reporting requirements for each classification. The Bank has classified all of its investments as available for sale as it does not have the intent to hold such securities until maturity. Available for sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported as a separate component of shareholders' equity. At March 31, 1994, this separate component of equity was $1,588,119.

The portfolio increased by $34,991,447, or 47.69% to $108,370,327 book value from March 31, 1993 to March 31, 1994. Large deposit generation coupled with low loan demand created excess liquidity.

Letters of Credit

At March 31, 1994, the Bank's commitments under unused letters of credit were $4,417,800 of which 20% are reasonably expected to be exercised within the next twelve months. At March 31, 1993, such commitments totaled $7,897,000 and at December 31, 1993, $5,139,135.

The following table is a summary of the major elements of income and expenses for the quarter ended March 31, 1994 compared with the same quarter of 1993 and the quarter ended December 31, 1993.

                                        For the Three Months Ended                         For the Three Months Ended
                                      March 31     March 31        Percent            March 31     December 31     Percent
                                        1994         1993           Change               1994         1993          Change
Interest Income                       $5,696,001    $5,878,446      -3.10%            $5,696,001    $5,703,026     -0.12%
Interest Expense                       1,606,251     1,608,679      -0.15%             1,606,251     1,562,444      2.80%
                                      ----------    ----------                        ----------    ----------

Net Interest Income                   $4,089,750    $4,269,767      -4.22%            $4,089,750    $4,140,582     -1.23%

Provision for Loan Losses                300,000       300,000       0.00%               300,000     1,732,799    -82.69%
                                      ----------    ----------                        ----------    ----------
Net Interest Income after
  Provision for Loan Losses           $3,789,750    $3,969,767      -4.53%            $3,789,750    $2,407,783     57.40%

Non-Interest Income                      963,074       845,048      13.97%               963,074       916,935      5.03%
Non-Interest Expense                   3,631,278     3,302,699       9.95%             3,631,278     3,574,883      1.58%
                                      ----------    ----------                        ----------    ----------

Income Before Securities
  Gain                                $1,121,546    $1,512,116     -25.83%            $1,121,546     ($250,165)   548.32%

Gain on Call of Securities                 4,595             0     100.00%                 4,595     1,630,924    -99.72%
                                      ----------    ----------                        ----------    ----------

Income Before Income Taxes            $1,126,141    $1,512,116     -25.53%            $1,126,141    $1,380,759    -18.44%

Income Taxes                             321,285       444,514     -27.72%               321,285       319,777      0.47%
                                      ----------    ----------                        ----------    ----------

Net Income                              $804,856    $1,067,602     -24.61%              $804,856    $1,060,982    -24.14%
                                       =========    ==========                          ========    ==========
Earnings per Share of
  Common Stock:
  Net Income                               $0.58         $0.78     -25.64%                 $0.58         $0.76    -23.68%
Dividends per Share of
  Common Stock                             $0.35         $0.35       0.00%                 $0.35         $0.35      0.00%

INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended March 31, 1994 over the same period in 1993 and for the three months ended December 31, 1993. Average balances are expressed in thousands of dollars:

                                                                     For the Three Months Ended
                                                   March 31, 1994                                      March 31, 1993
                                    ----------------------------------------------------------------------------------------------
                                    Average             Income/       Yield/             Average           Income/          Yield/
                                    Balance             Expense       Rate %             Balance           Expense          Rate %
ASSETS
Investment Securities:
  Taxable                            $71,172              696         3.97%              $37,373             657             7.13%
  Non-Taxable*                        36,993              942        10.33%               34,808             930            10.84%
Federal Funds Sold                    36,486              277         3.08%               19,736             141             2.90%
Loans-Interest & Fees                219,272            4,102         7.59%              228,468           4,467             7.93%
                                    --------            -----                           --------           -----
 Total Earning Assets                363,923            6,017         6.71%              320,385           6,195             7.84%

Cash & Due From Banks                 28,402                                              23,818
Premises & Equipment                  15,869                                              14,744
Other Assets                          (1,074)                                                861
                                      ------                                            --------

  Total Assets                      $407,120                                            $359,808
                                    ========                                            ========

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits & Borrowings
  Demand                             $54,809               $0         0.00%              $48,529              $0             0.00%
  Savings & Now                       86,478              190         0.89%               73,749             247             1.36%
  Money Funds                        209,414            1,262         2.44%              180,482           1,170             2.63%
  Time                                21,353              148         2.81%               23,880             176             2.99%
  Other Borrowed Funds                   635                7         4.47%                2,267              16             2.86%
                                    --------            -----                           --------           -----

Total Deposits & Borrowings          372,689            1,607         1.75%              328,907           1,609             1.98%

Other Liabilities                      2,498                                               1,614
Shareholders' Equity                  31,933                                              29,287
                                      ------                                            --------

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY              $407,120                                            $359,808
                                    ========                                            ========

Interest and Loan Fee Income                            6,017         6.71%                                6,195             7.84%
Interest Expense**                                      1,607         1.79%                                1,609             2.04%
                                                        -----                                              -----

NET INTEREST INCOME AND MARGIN                         $4,410         4.91%                               $4,586             5.81%
                                                       ======                                             ======

*Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $320,092 for the quarter ending March 31, l994 and $316,219 for the quarter ending March 31, 1993.
**Interest on deposits as a percent of earning assets.

                                                                     For the Three Months Ended
                                                   March 31, 1994                                   December 31, 1993
                                       --------------------------------------------------------------------------------------
                                       Average            Income/       Yield/             Average        Income/    Yield/
                                       Balance            Expense       Rate %             Balance        Expense    Rate %
ASSETS
Investment Securities:
  Taxable                               $71,172              696         3.97%              $41,822         $595       5.64%
  Non-Taxable*                           36,993              942        10.33%               35,761          929      10.31%
Federal Funds Sold                       36,486              277         3.08%               50,400          367       2.89%
Loans-Interest & Fees                   219,272            4,102         7.59%              221,634        4,128       7.39%
                                        -------            -----                            -------        -----
 Total Earning Assets                   363,923            6,017         6.71%              349,617        6,019       6.83%

Cash & Due From Banks                    28,402                                              28,117
Premises & Equipment                     15,869                                              14,858
Other Assets                             (1,074)                                              1,868
                                        -------                                               -----

  Total Assets                         $407,120                                            $394,460
                                       ========                                            ========

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits & Borrowings
  Demand                                $54,809               $0         0.00%              $54,685           $0       0.00%
  Savings & Now                          86,478              190         0.89%               79,909          178       0.88%
  Money Funds                           209,414            1,262         2.44%              199,212        1,213       2.42%
  Time                                   21,353              148         2.81%               24,155          163       2.68%
  Other Borrowed Funds                      635                7         4.47%                  895            8       3.55%
                                        -------            -----                            =======        =====
Total Deposits & Borrowings             372,689            1,607         1.75%              358,856        1,562       1.73%

Other Liabilities                         2,498                                               4,307
Shareholders' Equity                     31,933                                              31,297
                                         ------                                             -------

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $407,120                                            $394,460
                                       ========                                            ========

Interest and Loan Fee Income                               6,017         6.71%                             6,019       6.83%
Interest Expense**                                         1,607         1.79%                             1,562       1.77%
                                                           -----                                           -----

NET INTEREST INCOME AND MARGIN                            $4,410         4.91%                            $4,457       5.06%
                                                          ======                                          ======

*Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $320,092 for the quarter ending March 31, 1994 and $315,965 for the quarter ending December 31, 1993.
**Interest on deposits as a percent of earning assets.

PART II


ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be filed as a part of this report.

No Form 8-K Report was required to be filed in the first quarter of 1994.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             University National Bank
                                             & Trust Company


                                             By /s/ Carl J. Schmitt
                                                -----------------------------
                                                 Carl J. Schmitt, Chairman
                                                 and Chief Executive Officer

Date:  May 13, 1994

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                        Title

Carl J. Schmitt*                 Chairman of the Board, Chief
                                 Executive Officer and Director
                                 (Principal Executive Officer)

Gayle A. Anderson*               Executive Vice President and
                                 Chief Financial Officer
                                 (Principal Financial and
                                 Principal Accounting Officer)

Lawrence A. Aufmuth*             Director

Thomas R. Brown*                 Director

Linda R. Meier*                  Director

George G. C. Parker*             Director

William A. Preston*              Director

Leslie M. Quist*                 Director

Leonard Ware*                    Director

*By /s/ Carl J. Schmitt
- ---------------------------
    (Carl J. Schmitt,
    Attorney-In-Fact)

Date:  May 13, 1994

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 10-Q

(Mark One)
[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the quarterly period ended June 30, 1994
                                      OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition period from         to

                            Commission File Number

                       University Bank & Trust Company
            (Exact name of registrant as specified in its charter)

              California                             77-0376213
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification No.)

250 Lytton Avenue, Palo Alto, California 94301          94301
   (Address of principal executive office)            (Zip Code)

Registrant's telephone number, including area code, (415) 327-0210

                   University National Bank & Trust Company

Former name, former address and former fiscal year, if changed since last report.

Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.   Yes X   No

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

Common shares outstanding as of August 8, 1994 - 1,388,497

                        UNIVERSITY BANK & TRUST COMPANY

                           QUARTERLY REPORT FORM 10-Q

                                     INDEX

                                                         Page


PART I.  FINANCIAL INFORMATION                             3

Item 1.  Financial Statements                              4

         Consolidated Balance Sheets                       4

         Consolidated Statements of Income for The
         Three Months Ended June 30, 1994 and 1992         5

         Consolidated Statements of Income for The
         Three Months Ended June 30, 1994 and March 31,
         1994                                              6

         Consolidated Statements of Cash Flows for
         The Six Months Ended June 30, 1994 and 1993       7

         Statement of Changes in Undivided Profits for
         The Six Months Ended June 30, 1994 and 1993       8

         Notes to Consolidated Financial Statements        9

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations    11

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings

Item 2.  Changes in Securities

Item 3.  Defaults Upon Senior Securities

Item 4.  Submission of Matters to a Vote of Security
         Holders

Item 5.  Other Information

Item 6.  Exhibits and Reports on Form 8-K

         Signatures

                       UNIVERSITY BANK & TRUST COMPANY

                         AND CONSOLIDATED SUBSIDIARY





                                     PART I

                             FINANCIAL INFORMATION


University Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended June 30, 1994. The results for this period are not necessarily indicative of the results to be expected for the year. The financial statements included herein are unaudited.

Quarterly Balance Sheet
June 30, 1994 10-Q
ITEM 1. Financial Statements


                     UNIVERSITY BANK & TRUST COMPANY
                      CONSOLIDATED BALANCE SHEET
                      (Unaudited, 000's omitted)

                                                                      June 30,         December 31,      Net            %
                                                                      1994              1993            Change        Change
                                                                     (In Thousands)
ASSETS
Cash and Due From Banks                                                 $26,809          $27,376          (567)        -2.07%
Securities                                                               99,351          112,850       (13,499)       -11.96%
Federal Funds Sold                                                       53,600           29,200        24,400         83.56%
Loans and Lease Financing
  Commercial, Financial & Industrial                                     40,488           36,610         3,878         10.59%
  Real Estate Construction                                                5,001            5,116          (115)        -2.25%
  Real Estate Mortgage                                                  132,597          141,192        (8,595)        -6.09%
  Instalment Loans                                                       21,745           23,055        (1,310)        -5.68%
  Lease Financing                                                         8,264            6,535         1,729         26.46%
  Bankers Acceptances                                                    11,821            5,450         6,371        116.90%
  Other Loans                                                             3,029            6,009        (2,980)       -49.59%
  Less: Unearned Income                                                    (761)            (855)           94        -10.99%
Total Gross Loans                                                       222,184          223,112          (928)        -0.42%
Less Reserve for Loan Losses                                             (4,877)          (5,690)          813        -14.29%
Net Loans                                                               217,307          217,422          (115)        -0.05%
Premises and Fixed Assets                                                15,729           15,895          (166)        -1.04%
Other Real Estate Owned                                                   3,945            1,541         2,404        156.00%
Accrued Interest Receivable
  And Other Assets                                                        5,036            2,447         2,589        105.80%
    Total Assets                                                       $421,777         $406,731        15,046          3.70%

LIABILITIES
Deposits
  Demand                                                                $61,012          $62,434        (1,422)        -2.28%
  Savings & Super NOW accounts                                           83,633           85,007        (1,374)        -1.62%
  Money Fund Accounts                                                   216,660          197,743        18,917          9.57%
  Time Deposits $100,000 and over                                        16,652           16,772          (120)        -0.72%
  Time Deposits under $100,000                                            5,472            5,249           223          4.25%
Total Deposits                                                         $383,429         $367,205        16,224          4.42%

Securities sold under Repurchase
  Agreement                                                               1,800                0         1,800          0.00%
Accrued Interest Payable and
  Other Liabilities                                                       2,250            5,216        (2,966)       -56.86%
    Total Liabilities                                                  $387,479         $372,421        15,058          4.04%

EQUITY CAPITAL
Common Stock, $2.50 par value
  Authorized, 3,000,000 shares
Issued and Outstanding, 1,343,952 Shares at
  12/31/93 & 1,385,131 at 6/30/94                                         3,463            3,360           103          3.07%
Capital Surplus                                                           8,517            7,751           766          9.88%
Retained Earnings                                                        21,447           20,423         1,024          5.01%
Unrealized Gain on Securities
  Available for Sale                                                        871            2,776        (1,905)       -68.62%
TOTAL SHAREHOLDERS EQUITY                                               $34,298          $34,310           (12)        -0.03%

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                              $421,777         $406,731        15,046          3.70%

Quarterly Report of Income
June 30, 1994, 10-Q
                    UNIVERSITY BANK & TRUST COMPANY
                    CONSOLIDATED STATEMENT OF INCOME
                       (Unaudited, 000's omitted)


                                                                    Three Months Ended           Net           %
                                                                 June 30,       March 31,       Change       Change
                                                                   1994           1994
                                                              (In Thousands)
Interest Income

  Interest and fees on loans                                     $4,282          $3,970        312           7.86%
  Income from financing lease receivables                           141             132          9           6.82%
  Interest on Securities (Note 1)
    Taxable                                                         881             696        185          26.58%
    Non-Taxable                                                     628             621          7           1.13%
  Interest income on Federal funds sold                             438             277        161          58.12%

Total Interest Income                                            $6,370          $5,696        674          11.83%

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                                   $121            $111         10           9.01%
    Other Time Deposits                                           1,634           1,488        146           9.81%
  Securities Sold Under Repurchase
    Agreements                                                        6               7         (1)        -14.29%

Total Interest Expense                                           $1,761          $1,606        155           9.65%

Net Interest Income                                              $4,609          $4,090        519          12.69%

Provision for Loan and Lease Losses                                 100             300       (200)        -66.67%

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                      $4,509          $3,790        719          18.97%

Non-Interest Income
  Income from Fiduciary Activities                                  581             678        (97)        -14.31%
  Service Charges on Deposit Accounts                               127             129         (2)         -1.55%
  Other Income                                                      140             156        (16)        -10.26%
  Gains (Losses) on securities not held in
  trading accounts                                                    0               5         (5)        100.00%

Total Non-Interest Income                                          $848            $968       (120)        -12.40%

Non-Interest Expense
  Salaries and Benefits                                           2,295           2,231         64           2.87%
  Occupancy Expense                                                 344             328         16           4.88%
  Other Expense                                                   1,080           1,073          7           0.65%

Total Non-Interest Expense                                       $3,719          $3,632         87           2.40%

INCOME BEFORE INCOME TAXES                                       $1,638          $1,126        512          45.47%

Applicable Income Taxes                                             467             321        146          45.48%

NET INCOME                                                       $1,171            $805        366          45.47%
Earnings Per Share                                                $0.83           $0.58          0          43.10%
Dividends Per Share                                               $0.35           $0.35          0           0.00%

Quarterly Report of Income  P&L-2
June 30, 1994, 10-Q
                     UNIVERSITY BANK & TRUST COMPANY
                    CONSOLIDATED STATEMENT OF INCOME
                       (Unaudited, 000's omitted)


                                                                 Six Months Ended                    Net           %
                                                                  June 30,         June 30,         Change       Change
                                                                   1994             1993
                                                                 (In Thousands)
Interest Income

  Interest and fees on loans                                        $8,253         $8,701           (448)      -5.15%
  Income from financing lease receivables                              273            236             37       15.68%
  Interest on Securities (Note 1)
    Taxable                                                          1,576          1,288            288       22.36%
    Non-Taxable                                                      1,250          1,242              8        0.64%
  Interest income on Federal funds sold                                715            386            329       85.23%

Total Interest Income                                              $12,067        $11,853            214        1.81%

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                                      $233           $240             (7)      -2.92%
    Other Time Deposits                                              3,123          2,977            146        4.90%
  Securities Sold Under Repurchase
    Agreements                                                          12             29            (17)     -58.62%

Total Interest Expense                                              $3,368         $3,246            122        3.76%

Net Interest Income                                                 $8,699         $8,607             92        1.07%

Provision for Loan and Lease Losses                                    400            600           (200)     -33.33%

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                         $8,299         $8,007            292        3.65%

Non-Interest Income
  Income from Fiduciary Activities                                   1,258          1,162             96        8.26%
  Service Charges on Deposit Accounts                                  256            253              3        1.19%
  Other Income                                                         296            294              2        0.68%
  Gains (Losses) on securities not held in
  trading accounts                                                       5              0              5      100.00%

Total Non-Interest Income                                           $1,815         $1,709            106        6.20%

Non-Interest Expense
  Salaries and Benefits                                              4,525          4,096            429       10.47%
  Occupancy Expense                                                    672            608             64       10.53%
  Other Expense                                                      2,152          1,910            242       12.67%

Total Non-Interest Expense                                          $7,349         $6,614            735       11.11%

INCOME BEFORE INCOME TAXES                                          $2,765         $3,102           (337)     -10.86%

Applicable Income Taxes                                                789            912           (123)     -13.49%

NET INCOME                                                          $1,976         $2,190           (214)      -9.77%
Earnings Per Share                                                   $1.41          $1.59             (0)     -11.32%
Dividends Per Share                                                  $0.70          $0.70              0        0.00%

                        UNIVERSITY BANK & TRUST COMPANY
                            STATEMENT OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1994 AND 1993



                                                                            JUNE 30,          JUNE 30,
CASH FLOWS FROM OPERATING ACTIVITIES:                                        1994             1993
  Net Income                                                                $1,976            $2,191
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Provision for loan losses                                                400               600
      Depreciation and amortization                                            385               341
      Net amortization of investment security
        discounts                                                              209                92
      (Gain) loss on sale of fixed assets                                        5                 4
      (Gain) loss on call of investment
        securities                                                              (5)
      Changes in assets and liabilities
        Accrued interest receivable and
          other assets                                                      (4,882)              344
        Interest payable and other
          liabilities                                                       (2,966)           (1,315)
     NET CASH PROVIDED BY OPERATING ACTIVITIES                             ($4,878)           $2,257

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from calls or maturities of
    investment securities                                                 $209,779            $4,215
  Proceeds from sales of investment securities                                   0                 0
  Purchase of investment securities                                       (199,713)           (2,722)
  Increase (decrease) in securities sold under
  repurchase agreements                                                      1,800             2,455
  Net (increase) decrease in loans receivable                                7,299               331
  Net (increase) decrease in bankers'
    acceptances                                                             (6,371)           (5,069)
  Capital expenditures                                                        (224)             (355)
    NET CASH PROVIDED BY INVESTING ACTIVITIES                              $12,570           ($1,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, NOW
    accounts, savings deposits and money
    fund deposits                                                          $16,122           $11,365
  Net increase (decrease) in certificates of deposit                           102            (2,563)
  Cash dividends                                                              (952)             (933)
  Proceeds from common stock issued                                            869               507
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                16,141             8,376
   INCREASE IN CASH AND CASH EQUIVALENTS                                   $23,833            $9,488
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                           $56,576           $55,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $80,409           $65,409

Check.  Should equal decrease in cash equivalents                           23,833             9,488
Difference                                                                       0                 0

                       UNIVERSITY BANK & TRUST COMPANY


                           STATEMENT OF CHANGES IN

                               UNDIVIDED PROFIT


                        Six Months Ended June 30, 1994




Balance at beginning of current fiscal year          $20,423,486

Net income to date                                     1,975,549

Transfer to Dividends Payable                           (951,670)
                                                      ----------
Balance at end of interim period                     $21,447,365



              (The balance of this page intentionally left blank.)

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ended June 30, 1994 and for the years ending December 31, 1993 and December 31, 1992.



AVERAGE BALANCE SHEET





                             6/30/94                     12/31/93                          12/31/92
ASSETS
Cash & Due From Bank          $26,823     6.51%            $25,653      6.79%               $21,383         6.15%
Investment Securities         105,058    25.49%             73,028     19.34%                70,134        20.18%
Fed Funds Sold                 45,643    11.07%             35,212      9.32%                25,950         7.47%
Loans                         213,453    51.79%            224,016     59.32%               211,204        60.77%
Premises & Equipment           15,815     3.84%             14,792      3.92%                14,611         4.20%
Other Assets                    5,396     1.31%              4,910      1.30%                 4,251         1.22%

  TOTAL ASSETS               $412,188   100.00%           $377,611    100.00%              $347,533       100.00%

LIABILITIES
Demand Deposits               $55,857    13.55%            $50,135     13.28%               $40,712        11.71%
Savings & Now                  85,682    20.79%             76,649     20.30%                67,141        19.32%
Money Funds                   216,159    52.44%            193,474     51.24%               177,367        51.04%
Time Deposits                  20,761     5.04%             23,589      6.25%                32,392         9.32%
  Total Deposits             $378,459    91.82%           $343,847     91.06%              $317,612        91.39%
Other Borrowings                  460     0.11%              1,398      0.37%                 1,354         0.39%
Other Liabilities                 562     0.14%              2,189      0.58%                 1,783         0.51%
  TOTAL LIABILITIES          $379,481    92.07%           $347,434     92.01%              $320,749        92.29%
SHAREHOLDERS EQUITY            32,707     7.93%             30,177      7.99%                26,784         7.71%

  TOTAL LIABILITIES          $412,188   100.00%           $377,611    100.00%              $347,533       100.00%
    AND EQUITY

                       UNIVERSITY BANK & TRUST COMPANY

                        NOTES TO FINANCIAL STATEMENTS

                         Quarter ended June 30, 1994



The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended June 30, 1994.


NOTE A - Summary of Significant Accounting Policies

Investment Securities

The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993. The Bank has classified its investment securities as available for sale. Available for sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported as a separate component of shareholders' equity. Amortization of premiums and accretion of discounts arising at acquisition of investment securities are included in income using methods that approximate the interest method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.

                                  Three Months Ended June 30
                                          1994  1993
                                   (Amounts in thousands)
Weighted average shares:
  Primary                                1,402  1,384
  Fully Diluted                          1,413  1,388

NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

   Statutory tax rate                 100.0%
   Tax effect of municipal income     (57.0%)
                                      -----
   Current provision tax rate          43.0%

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital

During the second quarter of 1994, the Bank's capital increased by $371,456, or 1.10%, compared to an increase of $723,219, or 2.45% in the same period of 1993. Without the effect of the adoption of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993, this increase was $987,655 or 3.05%. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of thirty-five cents a share to shareholders of record April 13, 1994, or a total of $478,131. A dividend of $.35 per share, totaling $466,845 was paid in the second quarter of 1993. Dividend payments continued on a quarterly basis in 1993 and 1994.

The Bank is subject to the Federal Reserve Bank's regulations. In 1989, the Federal Reserve Bank established risk-based capital guidelines for member banks. The Comptroller of the Currency and the FDIC have issued similar guidelines for national banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholders' equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures.
The minimum required qualifying total capital ratio is 8%, of which at least 4% must consist of Tier 1 Capital. At June 30, 1994, the Bank's Tier 1 Capital totaled $33,427,000 and Total Capital was $36,844,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 12.23% and its Total Capital to total risk weighted assets ratio was 13.48%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

AVERAGE BALANCE SHEET

                           6/30/94         12/31/93         12/31/92
                           -------         --------         --------
ASSETS
Cash & Due From Banks     $26,823   6.51%  $25,653   6.79%  $21,383   6.15%
Investment Securities     105,058  25.49%   73,028  19.34%   70,134  20.18%
Fed Funds Sold             45,643  11.07%   35,212   9.32%   25,950   7.47%
Loans                     213,453  51.79%  224,016  59.32%  211,204  60.77%
Premises & Equipment       15,815   3.84%   14,792   3.92%   14,611   4.20%
Other Assets                5,396   1.31%    4,910   1.30%    4,251   1.22%
                         -------- ------- -------- ------- -------- -------

  TOTAL ASSETS           $412,188 100.00% $377,611 100.00% $347,533 100.00%
                         ======== ======  ======== ======  ======== ======

LIABILITIES
Demand Deposits           $55,857  13.55%  $50,135  13.28%  $40,712  11.71%
Savings & Now              85,682  20.79%   76,649  20.30%   67,141  19.32%
Money Funds               216,159  52.44%  193,474  51.24%  177,367  51.04%
Time Deposits              20,761   5.04%   23,589   6.25%   32,392   9.32%
                         -------- ------- -------- ------- -------- -------
  Total Deposits         $378,459  91.82% $343,847  91.06% $317,612  91.39%
Other Borrowings              460   0.11%    1,398   0.37%    1,354   0.39%
Other Liabilities             562   0.14%    2,189   0.58%    1,783   0.51%
                         -------- ------- -------- ------- -------- -------
  TOTAL LIABILITIES      $379,481  92.07% $347,434  92.01% $320,749  92.29%
SHAREHOLDERS EQUITY        32,707   7.93%   30,177   7.99%   26,784   7.71%
                         -------- ------- -------- ------- -------- -------

  TOTAL LIABILITIES      $412,188 100.00% $377,611 100.00% $347,533 100.00%
    AND EQUITY           ======== ======  ======== ======  ======== ======


Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending June 30, 1994, those assets comprised 43.07% of the Bank's assets compared to 34.83% in 1993 and 33.80% in 1992.

A principal source of liquidity is new deposit generation. Historically, loan generation has periodically lagged deposit growth. The loan to deposit ratio decreased from 66.50% in 1992 to 65.15% in 1993 and to 56.40% in the second quarter of 1994. Growth rates for the second quarter of 1994 and for the years 1993 and 1992 are shown in the following table.

                    June 30, 1994       1993          1992
                   --------------       ----          ----
Net Loans              $213,453       $224,016      $211,204
Growth Rate               (4.72%)        6.07%        16.92%
Deposits               $378,459       $343,847      $317,612
Growth Rate               10.07%         8.26%        12.90%
Loans to Deposits         56.40%        65.15%        66.50%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of June 30, 1994, the investment portfolio totaled $97,874,455. Of that amount, $1,425,254, or 1.46% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable. The portfolio contains $1,476,300 in unrealized appreciation.

Within the loan portfolio are investments in short term bankers acceptances totaling $11,820,900 at June 30, 1994. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of June 30, 1994, the Bank has two lines available totaling $10,000,000 of which $5,000,000 is committed until June 30, 1995, and on which commitment fees have been paid. $5,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers, with the exception of the Chairman of the Board, from borrowing from the Bank and any loan to the Chairman or a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended June 30, 1994:

Outstanding Balances as of March 31, 1994             $1,068,472.91

Aggregate Amount of New Loans Made                         -0-

Aggregate Amount of Repayments                           269,186.46

Aggregate Amount of Other Changes                        916,916.05

Aggregate Amount of Outstandings at June 30, 1994     $1,716,202.50

During the period ended June 30, 1994, none of these loans became past due or was placed on non-accrual.

Results of Operations

In the quarter ended June 30, 1994, average daily assets increased by $34.7 million or 9.20% over the second quarter 1993 and increased by $5.1 million, or 1.24%, over the first quarter of 1994. Deposits and other borrowings increased $32.5 million, or 9.37% over the second quarter of 1993 and increased $6.2 million, or 1.67% over the first quarter of 1994.

The mix in earning assets reflects a decrease in loan demand. Loans, net of banker's acceptances, as a percent of earning assets were 59.28% for the quarter ended June 30, 1994, compared to 68.26% for the second quarter of 1993 and 60.25% for the first quarter of 1994.

Net Interest Income and Margin

In the three months ended June 30, 1994, net interest income on a fully taxable equivalent basis increased $521,000, or 11.81% from the preceding quarter and increased $270,000, or 5.79%, over the same period in 1993.

Interest-earning assets averaged $370.1 million, an increase of $32.3 million, or 9.55%, over the same period in 1993. Interest earned on those assets increased $396,000, or 6.29%, for a total of $6,694,000 in this period. The composite fully taxable equivalent yield on interest- earning assets decreased from 7.48% in the second quarter of 1993 to 7.25% in the current period. Compared with the preceding period, interest on earning assets increased $677,000, or 11.25%. Yields increased fifty four basis points from 6.71% to 7.25%.

Average interest-bearing liabilities increased by $32.5 million to $378.9 million, or 9.37% over the same period in 1993. Interest expense increased $126,000, or 7.07%. The composite average cost of funds decreased from 1.90% to 1.87%. In this quarter, compared to the prior quarter, the cost of funds increased by twelve basis points from 1.75% to 1.87%. Net interest margin decreased from 5.53% in the second quarter of 1993 to 4.91% in the first quarter of 1994 and increased to 5.34% in the current quarter.

Non-Interest Income

In this period, non-interest income decreased $16,000, or 1.85% over the same period in 1993 and decreased $120,000, or 12.40% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $581,000 or 68.51% of non-interest revenue. Decreases in non-interest income over the prior quarter are due to decreased market value of trust assets upon which those fees are based.

Non-Interest Expense

Non-interest expense increased $408,000, or 12.32%, in this period compared to the same period in 1993, and increased $87,000 or 2.40% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth.

Provision for Loan and Lease Losses

The Bank provided $100,000 for loan losses in this period compared to $300,000 in the second quarter of 1993 and to $300,000 in the first quarter of 1994.
The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. During this quarter, the Bank adopted a new loan loss adequacy policy to conform to the new federal guidelines "Interagency Policy Statement on the Allowance for Loan and Lease Losses (ALLL)" which was issued December 21, 1993. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

The balance of the reserve for loan losses was $4,877,101 at June 30, 1994 compared to $3,952,216 at June 30, 1993 and to $5,976,175 at March 31, 1994.
Net losses totaled $1,199,074 in the second quarter of 1994 compared to $182,880 in the second quarter of 1993 and to $14,166 in the first quarter of 1994.

Loans on non-accrual totaled $1,189,529 at June 30, 1994 compared to $4,897,000 at June 30, 1993 and to $3,905,956 at March 31, 1994. The previous increase was due to deterioration in the local economy, particularly in real estate. As of June 30, 1994, the Bank owned two parcels of other real estate with a book value totaling $3,945,373 compared to one parcel having a book value of $608,732 at June 30, 1993.

Investment Portfolio

The Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt & Equity Securities," as of December 31, 1993. SFAS 115 requires entities to classify investments in debt securities and equity securities with readily determinable fair values as held to maturity, available for sale, or trading and establishes accounting and reporting requirements for each classification. The Bank has classified all of its investments as available for sale as it does not have the intent to hold such securities until maturity. Available for sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported as separate component of shareholders' equity. At June 30, 1994, this separate component of equity was $870,920.

The portfolio increased by $27,715,487, or 39.50% to $97,874,455 book value from June 30, 1993 to June 30, 1994. Large deposit generation coupled with low loan demand created excess liquidity.

Letters of Credit

At June 30, 1994, the Bank's commitments under unused letters of credit were $4,477,000 of which 20% are reasonably expected to be exercised within the next twelve months. At June 30, 1993, such commitments totaled $7,238,000 and at March 31, 1994, $4,417,800.

Interest Analysis
June 30, 1994, 10-Q


The following table is a summary of the major elements of income and expenses for the quarter ended June 30, 1994 compared with the same quarter of 1993 and the quarter ended March 31, 1994.

                                         For the Three Months Ended                       For the Three Months Ended
                                            June 30         June 30       Percent           June 30         March 31      Percent
                                            1994            1993          Change             1994             1994        Change
Interest Income                           $6,370,588    $5,974,698         6.63%            $6,370,588    $5,696,001        11.84%
Interest Expense                           1,761,620     1,637,117         7.61%             1,761,620     1,606,251         9.67%

Net Interest Income                       $4,608,968    $4,337,581         6.26%            $4,608,968    $4,089,750        12.70%

Provision for Loan Losses                    100,000       300,000       -66.67%               100,000       300,000       -66.67%

Net Interest Income after
  Provision for Loan Losses               $4,508,968    $4,037,581        11.67%            $4,508,968    $3,789,750        18.98%

Non-Interest Income                          847,560       863,971        -1.90%               847,560       963,074       -11.99%
Non-Interest Expense                       3,718,514     3,311,051        12.31%             3,718,514     3,631,278         2.40%

Income Before Securities
  Gain                                    $1,638,014    $1,590,501         2.99%            $1,638,014    $1,121,546       -46.05%

Gain on Call of Securities                         0             0       100.00%                     0         4,595      -100.00%

Income Before Income Taxes                $1,638,014    $1,590,501         2.99%            $1,638,014    $1,126,141        45.45%

Income Taxes                                 467,323       467,556        -0.05%               467,323       321,285        45.45%

Net Income                                $1,170,691    $1,122,945         4.25%            $1,170,691      $804,856        45.45%

Earnings per Share of
  Common Stock:
  Net Income                                   $0.83         $0.81         2.47%                 $0.83         $0.58        43.10%
Dividends per Share of
  Common Stock                                 $0.35         $0.35         0.00%                 $0.35         $0.35         0.00%

Interest Differential
June, 1994/June, 1993
INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended June 30, 1994 over the same period in 1993 and for the three months ended March 31, 1994. Average balances are expressed in thousands of dollars:

                                                     For the Three Months Ended
                                                           June 30, 1994                             June 30, 1993

                                                   Average              Income/     Yield/     Average       Income/     Yield/
                                                   Balance              Expense     Rate %      Balance       Expense     Rate %
ASSETS
Investment Securities:
  Taxable                                         $67,185                   881    5.26%       $36,308          632       6.98%
  Non-Taxable*                                     37,873                   952   10.08%        36,128          952      10.57%
Federal Funds Sold                                 45,643                   438    3.85%        34,778          244       2.81%
Loans-Interest & Fees                             219,390                 4,423    8.09%       230,622        4,470       7.77%
 Total Earning Assets                             370,091                 6,694    7.25%       337,836        6,298       7.48%

Cash & Due From Banks                              26,823                                       24,258
Premises & Equipment                               15,815                                       14,780
Other Assets                                         (541)                                         598

  Total Assets                                   $412,188                                     $377,472

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                                          $55,857                    $0    0.00%       $45,647           $0       0.00%
  Savings & Now                                    85,682                   181    0.85%        76,960          229       1.19%
  Money Funds                                     216,159                 1,416    2.63%       200,434        1,241       2.48%
  Time                                             20,761                   160    3.09%        21,543          153       2.85%
  Other Borrowed Funds                                460                     6    5.23%         1,880           14       2.99%

Total Deposits & Borrowings                       378,919                 1,763    1.87%       346,464        1,637       1.90%

Other Liabilities                                     562                                        1,314
Shareholders' Equity                               32,707                                       29,694

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                           $412,188                                     $377,472

Interest and Loan Fee Income                                              6,694    7.25%                      6,298       7.48%
Interest Expense**                                                        1,763    1.91%                      1,637       1.94%

NET INTEREST INCOME AND MARGIN                                           $4,931    5.34%                     $4,661       5.53%



                                              Change In       %       Change In    %       Change In           %
                                              Average       Change    Income/  Change     Rates Paid/        Change
ASSETS                                        Balance                 Expense             Earned
Investment Securities:
  Taxable                                      30,877      85.04%     249      39.40%       -1.72%          -24.67%
  Non-Taxable*                                  1,745       4.83%       0       0.00%       -0.49%           -4.61%
Federal Funds Sold                             10,865      31.24%     194      79.51%        1.03%           36.78%
Loans-Interest & Fees                         (11,232)     -4.87%     (47)     -1.05%        0.31%            4.01%
 Total Earning Assets                          32,255       9.55%     396       6.29%       -0.22%           -2.98%

Cash & Due From Banks
Premises & Equipment
Other Assets

  Total Assets

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                                       10,210      22.37%       0       0.00%        0.00%            0.00%
  Savings & Now                                 8,722      11.33%     (48)    -20.96%       -0.35%          -29.01%
  Money Funds                                  15,725       7.85%     175      14.10%        0.14%            5.80%
  Time                                           (782)     -3.63%       7       4.58%        0.24%            8.51%
  Other Borrowed Funds                         (1,420)    100.00%      (8)    -57.14%        2.24%           75.16%

Total Deposits & Borrowings                    32,455       9.37%     126       7.70%       -0.03%           -1.53%

Other Liabilities
Shareholders' Equity

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY

Interest and Loan Fee Income                                          396       6.29%       -0.22%           -2.98%
Interest Expense**                                                    126       7.70%       -0.03%           -1.69%

NET INTEREST INCOME AND MARGIN                                        270       5.79%       -0.19%           -3.43%

*Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $323,782 for the quarter ending June 30, l994 and $323,660 for the quarter ending June 30, 1993.
**Interest on deposits as a percent of earning assets.

Interest Differential
June, 1994/ March, 1994
INTEREST RATES AND NET INTEREST DIFFERENTIAL (CONTINUED)

                                                             For the Three Months Ended
                                          June 30, 1994                               March 31, 1994
                                        ------------------------------------      -------------------------------------------
                                         Average        Income/       Yield/       Average     Income/    Yield/        Change in
                                        Balance         Expense      Rate %       Balance       Expense   Rate %         Average
                                                                                                                         Balance
ASSETS
Investment Securities:
  Taxable                               $67,185            881       5.26%         $71,172        696      3.97%           (3,987)
  Non-Taxable*                           37,873            952      10.08%          36,993        942     10.33%              880
Federal Funds Sold                       45,643            438       3.85%          36,486        277      3.08%            9,157
Loans-Interest & Fees                   219,390          4,423       8.09%         219,272      4,102      7.59%              118
 Total Earning Assets                   370,091          6,694       7.25%         363,923      6,017      6.71%            6,168

Cash & Due From Banks                    26,823                                     28,402
Premises & Equipment                     15,815                                     15,869
Other Assets                               (541)                                    (1,074)

  Total Assets                         $412,188                                   $407,120

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                                $55,857             $0       0.00%         $54,809         $0      0.00%            1,048
  Savings & Now                          85,682            181       0.85%          86,478        190      0.89%             (796)
  Money Funds                           216,159          1,416       2.63%         209,414      1,262      2.44%            6,745
  Time                                   20,761            160       3.09%          21,353        148      2.81%             (592)
  Other Borrowed Funds                      460              6       5.23%             635          7      4.47%             (175)

Total Deposits & Borrowings             378,919          1,763       1.87%         372,689      1,607      1.75%            6,230

Other Liabilities                           562                                      2,498
Shareholders' Equity                     32,707                                     31,933

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $412,188                                   $407,120

Interest and Loan Fee Income                             6,694       7.25%                      6,017      6.71%
Interest Expense**                                       1,763       1.91%                      1,607      1.79%

NET INTEREST INCOME AND MARGIN                          $4,931       5.34%                     $4,410      4.91%


                                                 %          Change in         %          Change in         %
                                              Change        Income/        Change       Rate Paid/      Change
ASSETS                                                      Expense                      Earned
Investment Securities:
  Taxable                                     -5.60%         185           26.58%        1.29%         32.62%
  Non-Taxable*                                 2.38%          10            1.06%       -0.24%         -2.37%
Federal Funds Sold                            25.10%         161           58.12%        0.77%         25.01%
Loans-Interest & Fees                          0.05%         321            7.83%        0.50%          6.58%
 Total Earning Assets                          1.69%         677           11.25%        0.55%          8.20%

Cash & Due From Banks
Premises & Equipment
Other Assets

  Total Assets

LIABILITIES & SHAREHOLDERS EQUITY

Deposits & Borrowings
  Demand                                       1.91%           0            0.00%        0.00%          0.00%
  Savings & Now                               -0.92%          (9)          -4.74%       -0.04%         -4.91%
  Money Funds                                  3.22%         154           12.20%        0.18%          7.51%
  Time                                        -2.77%          12            8.11%        0.28%          9.97%
  Other Borrowed Funds                       -27.56%          (1)         -14.29%        0.76%         17.02%

Total Deposits & Borrowings                    1.67%         156            9.71%        0.12%          6.72%

Other Liabilities
Shareholders' Equity

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY

Interest and Loan Fee Income                                 677           11.25%        0.55%          8.20%
Interest Expense**                                           156            9.71%        0.12%          6.69%

NET INTEREST INCOME AND MARGIN                               521           11.81%        0.43%          8.74%

*Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $323,782 for the quarter ending June 30, 1994 and $320,092 for the quarter ending March 31, 1994.
**Interest on deposits as a percent of earning assets.

PART II

ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

On June 17, 1994, the Bank changed its name from University National Bank & Trust Company to University Bank & Trust Company and changed its charter from a national banking association to a state member bank chartered in the state of California. The new Cusip number of the Bank's common stock is 914093109.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 16, 1994, the annual meeting of the Shareholders of the Bank was held. There were issued and outstanding on April 23, 1994, the record date, 1,366,088 shares of Common Stock. There were present at said meeting in person or by proxy, shareholders of 1,047,419 shares of common stock entitled to vote (76.67%). The following Directors were elected:

                                Votes    Outstanding
Lawrence A. Aufmuth           1,048,459     76.75%
Thomas R. Brown               1,048,235     76.73%
Linda R. Meier                1,048,459     76.75%
J. Boyce Nute                 1,048,459     76.75%
George G. C. Parker           1,048,459     76.75%
William A. Preston            1,048,459     76.75%
Leslie M. Quist               1,045,813     76.55%
Carl J. Schmitt               1,048,459     76.75%
Leonard Ware                  1,048,459     76.75%

The shareholders approved an amendment to the Bank's Amended and Restated Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 330,320 to 355,320 and add a per-employee share limitation by the following vote:

                        Votes      Outstanding
                        -----      -----------

For                    1,018,144     74.75%
Against                   12,534       .92%
Abstain                   18,741      1.37%

No other matters were voted upon at the meeting.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

An index of all financial statements filed as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be filed as a part of this report.

A Form 8-K Report was filed on June 17, 1994 which reported that University National Bank & Trust Company converted into University Bank & Trust Company, a California banking corporation which is a member of the Federal Reserve System, pursuant to a Plan of conversion approved by the shareholders of University National Bank & Trust Company, resulting in the shareholders of University National Bank & Trust Company becoming shareholders of the Registrant. The conversion was effective June 17, 1994.


           (The balance of this page is intentionally left blank.)

                                  SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      University Bank & Trust Company

                                      By /s/ Carl J. Schmitt
                                         ---------------------------
                                         Carl J. Schmitt, Chairman
                                         and Chief Executive Officer

Date: August 12, 1994

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                                       Title
- --------------------------------------------------------------------------------

Carl J. Schmitt*                                Chairman of the Board, Chief
                                                Executive Officer and Director
                                                (Principal Executive Officer)

Gayle A. Anderson*                              Executive Vice President and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Principal Accounting Officer)

Lawrence A. Aufmuth*                            Director

Thomas R. Brown*                                Director

Linda R. Meier*                                 Director

George G. C. Parker*                            Director

William A. Preston*                             Director

Leslie M. Quist*                                Director

Leonard Ware*                                   Director

*By /s/ Carl J. Schmitt
    -------------------------
    (Carl J. Schmitt,
    Attorney-In-Fact)

Date: August 12, 1994



                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 10-Q

(Mark One)
[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the quarterly period ended September 30, 1994
                                      OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

    For the Transition period from         to

                            Commission File Number

                       UNIVERSITY BANK & TRUST COMPANY
            (Exact name of registrant as specified in its charter)

              California                             77-0376213
    (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification No.)

250 LYTTON AVENUE, PALO ALTO, CALIFORNIA                94301
   (Address of principal executive office)            (Zip Code)

Registrant's telephone number, including area code, (415) 327-0210

                   University National Bank & Trust Company

Former name, former address and former fiscal year, if changed since last report.

Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.   Yes X   No

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date.

Common shares outstanding as of November 7, 1994 - 1,402,197

                        UNIVERSITY BANK & TRUST COMPANY

                           QUARTERLY REPORT FORM 10-Q

                                     INDEX

                                                                                                                       Page
PART I.   FINANCIAL INFORMATION                                                                                         3

Item 1.   Financial Statements                                                                                          4

          Consolidated Balance Sheets                                                                                   4

          Consolidated Statements of Income for The
          Three Months Ended September 30, 1994 and 1993                                                                5

          Consolidated Statements of Income for The
          Three Months Ended September 30 and June 30, 1994                                                             6

          Consolidated Statements of Income for The
          Nine Months Ended September 30, 1994 and 1993                                                                 7

          Consolidated Statements of Cash Flows for
          The Nine Months Ended September 30, 1994 and 1993                                                             8

          Statement of Changes in Undivided Profits for
          The Nine Months Ended June 30, 1994 and 1993                                                                  9

          Notes to Consolidated Financial Statements                                                                   10

Item 2.   Management's Discussion and Analysis of
          Financial Condition and Results of Operations                                                                12

PART II.  OTHER INFORMATION

Item 1.   Legal Proceedings

Item 2.   Changes in Securities

Item 3.   Defaults Upon Senior Securities

Item 4.   Submission of Matters to a Vote of Security
          Holders

Item 5.   Other Information

Item 6.   Exhibits and Reports on Form 8-K

          Signatures

                        UNIVERSITY BANK & TRUST COMPANY

                          AND CONSOLIDATED SUBSIDIARY





                                     PART I

                             FINANCIAL INFORMATION


University Bank & Trust Company (the "Bank") commenced business as a general commercial bank on May 13, 1980. The Bank's wholly-owned subsidiary, Lytton Corporation, is inactive. Consolidated financial statements are filed for the Bank and Lytton Corporation.

The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended September 30, 1994. The results for this period are not necessarily indicative of the results to be expected for the year. The financial statements included herein are unaudited.

Quarterly Balance Sheet
September 30, 1994 10-Q
ITEM 1. Financial Statements


                     UNIVERSITY BANK & TRUST COMPANY
                      CONSOLIDATED BALANCE SHEET
                      (Unaudited, 000's omitted)

                                                         September 30,    December 31,   Net         %
                                                           1994             1993        Change     Change
                                                         (In Thousands)
ASSETS
Cash and Due From Banks                                   $30,363         $27,376     2,987       10.91%
Securities                                                113,162         112,850       312        0.28%
Federal Funds Sold                                         46,500          29,200    17,300       59.25%
Loans and Lease Financing
  Commercial, Financial & Industrial                       40,967          36,610     4,357       11.90%
  Real Estate Construction                                  5,211           5,116        95        1.86%
  Real Estate Mortgage                                    138,414         141,192    (2,778)      -1.97%
  Instalment Loans                                         22,176          23,055      (879)      -3.81%
  Lease Financing                                           8,269           6,535     1,734       26.53%
  Bankers Acceptances                                      14,672           5,450     9,222      169.21%
  Other Loans                                               2,469           6,009    (3,540)     -58.91%
  Less: Unearned Income                                      (900)           (855)      (45)       5.26%
Total Gross Loans                                         231,278         223,112     8,166        3.66%
Less Reserve for Loan Losses                               (4,738)         (5,690)      952      -16.73%
Net Loans                                                 226,540         217,422     9,118        4.19%
Premises and Fixed Assets                                  15,626          15,895      (269)      -1.69%
Other Real Estate Owned                                     3,945           1,541     2,404      156.00%
Accrued Interest Receivable
  And Other Assets                                          6,020           2,447     3,573      146.02%
    Total Assets                                         $442,156        $406,731    35,425        8.71%

LIABILITIES
Deposits
  Demand                                                  $69,274         $62,434     6,840       10.96%
  Savings & Super NOW accounts                             81,526          85,007    (3,481)      -4.09%
  Money Fund Accounts                                     223,362         197,743    25,619       12.96%
  Time Deposits $100,000 and over                          23,630          16,772     6,858       40.89%
  Time Deposits under $100,000                              5,752           5,249       503        9.58%
Total Deposits                                           $403,544        $367,205    36,339        9.90%

Securities sold under Repurchase
  Agreement                                                     0               0         0        0.00%
Accrued Interest Payable and
  Other Liabilities                                         3,179           5,216    (2,037)     -39.05%
    Total Liabilities                                    $406,723        $372,421    34,302        9.21%

EQUITY CAPITAL
Common Stock, $2.50 par value
  Authorized, 3,000,000 shares
Issued and Outstanding, 1,343,952 Shares at
  12/31/93 & 1,399,697 at 9/30/94                           3,499           3,360       139        4.14%
Capital Surplus                                             8,806           7,751     1,055       13.61%
Retained Earnings                                          22,688          20,423     2,265       11.09%
Unrealized Gain on Securities
  Available for Sale                                          440           2,776    (2,336)     -84.15%
TOTAL SHAREHOLDERS' EQUITY                                $35,433         $34,310     1,123        3.27%

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $442,156        $406,731    35,425        8.71%

Quarterly Report of Income
September 30, 1994 F-4
                    UNIVERSITY BANK & TRUST COMPANY
                    CONSOLIDATED STATEMENT OF INCOME
                      (Unaudited, 000's omitted)

                                                        Three Months Ended
                                                         September 30,     September 30,
                                                             1994              1993       Net      Percent
                                                         (In Thousands)                  Change     Change
Interest Income

  Interest and fees on loans                             $4,779            $4,336       443       10.22%
  Income from financing lease receivables                   159               126        33       26.19%
  Interest on Securities
    Taxable                                                 986               585       401       68.55%
    Non-Taxable                                             639               627        12        1.91%
  Interest income on Federal funds sold                     564               271       293      108.12%

Total Interest Income                                    $7,127            $5,945     1,182       19.88%

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                           $181              $145        36       24.83%
    Other Time Deposits                                   1,768             1,459       309       21.18%
  Securities Sold Under Repurchase Agreements                26                 6        20      333.33%

Total Interest Expense                                   $1,975            $1,610       365       22.67%

Net Interest Income                                      $5,152            $4,335       817       18.85%

Provision for Loan and Lease Losses                          75               500      (425)     -85.00%

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                              $5,077            $3,835     1,242       32.39%

Non-Interest Income
  Income from Fiduciary Activities                          754               621       133       21.42%
  Service Charges on Deposit Accounts                       127               129        (2)      -1.55%
  Other Income                                              197               128        69       53.91%
  Gains (Losses) on securities not held in
    trading accounts                                         10                15        (5)     -33.33%

Total Non-Interest Income                                $1,088              $893       195       21.84%

Non-Interest Expense
  Salaries and Benefits                                   2,355             2,091       264       12.63%
  Occupancy Expense                                         356               322        34       10.56%
  Other Expense                                           1,038               913       125       13.69%

Total Non-Interest Expense                               $3,749            $3,326       423       12.72%

INCOME BEFORE INCOME TAXES                               $2,416            $1,402     1,014       72.33%

Applicable Income Taxes                                     689               412       277       67.23%

NET INCOME                                               $1,727              $990       737       74.44%
Earnings Per Share                                        $1.21             $0.71     $0.50       70.42%
Dividends Per Share                                       $0.35             $0.35     $0.00      100.00%

Quarterly Report of Income
September 30,1994  F-4
                    UNIVERSITY BANK & TRUST COMPANY
                    CONSOLIDATED STATEMENT OF INCOME
                      (Unaudited, 000's omitted)

                                                            Three Months Ended
                                                             September 30,     June 30,
                                                                 1994            1994       Net       Percent
                                                            (In Thousands)                 Change      Change
Interest Income

  Interest and fees on loans                                 $4,779        $4,282         497       11.61%
  Income from financing lease receivables                       159           141          18       12.77%
  Interest on Securities
    Taxable                                                     986           881         105       11.92%
    Non-Taxable                                                 639           628          11        1.75%
  Interest income on Federal funds sold                         564           438         126       28.77%

Total Interest Income                                        $7,127        $6,370         757       11.88%

Interest Expense

  Interest on Deposits
    Time Certificates over $100M                               $181          $121          60       49.59%
    Other Time Deposits                                       1,768         1,634         134        8.20%
  Securities Sold Under Repurchase Agreements                    26             6          20      333.33%

Total Interest Expense                                       $1,975        $1,761         214       12.15%

Net Interest Income                                          $5,152        $4,609         543       11.78%

Provision for Loan and Lease Losses                              75           100         (25)     -25.00%

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                  $5,077        $4,509         568       12.60%

Non-Interest Income
  Income from Fiduciary Activities                              754           581         173       29.78%
  Service Charges on Deposit Accounts                           127           127           0        0.00%
  Other Income                                                  197           140          57       40.71%
  Gains (Losses) on securities not held in
  trading accounts                                               10             0          10         ERR

Total Non-Interest Income                                    $1,088          $848         240       28.30%

Non-Interest Expense
  Salaries and Benefits                                       2,355         2,295          60        2.61%
  Occupancy Expense                                             356           344          12        3.49%
  Other Expense                                               1,038         1,080         (42)      -3.89%

Total Non-Interest Expense                                   $3,749        $3,719          30        0.81%

INCOME BEFORE INCOME TAXES                                   $2,416        $1,638         778       47.50%

Applicable Income Taxes                                         689           467         222       47.54%

NET INCOME                                                   $1,727        $1,171         556       47.48%
Earnings Per Share                                            $1.21         $0.83       $0.38       45.78%
Dividends Per Share                                           $0.35         $0.35       $0.00      100.00%

Quarterly Report of Income
September 30, 1994
                         UNIVERSITY BANK & TRUST COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                           (Unaudited, 000's omitted)

                                                          Fiscal Year-to-Date                   Net           %
                                                            September 30,      September 30,   Change      Change
                                                                1994               1993
                                                           (In Thousands)
Interest Income
  Interest and fees on loans                                $13,032           $13,040          (8)       -0.06%
  Income from financing lease receivables                       432               359          73       100.00%
  Interest on Securities
    Taxable                                                   2,562             1,873         689        36.79%
    Non-Taxable                                               1,889             1,869          20         1.07%
  Interest income on Federal funds sold                       1,279               657         622        94.67%

Total Interest Income                                       $19,194           $17,798       1,396         7.84%

Interest Expense
  Interest on Deposits
    Time Certificates over $100M                               $414              $384          30         7.81%
    Other Time Deposits                                       4,891             4,435         456        10.28%
  Securities Sold Under Repurchase Agreements                    38                36           2         5.56%

Total Interest Expense                                       $5,343            $4,855         488        10.05%

Net Interest Income                                         $13,851           $12,943         908         7.02%

Provision for Loan and Lease Losses                             475             1,100        (625)      -56.82%

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                 $13,376           $11,843       1,533        12.94%

Non-Interest Income
  Income from Fiduciary Activities                            2,011             1,784         227        12.72%
  Service Charges on Deposit Accounts                           383               382           1         0.26%
  Other Income                                                  494               421          73        17.34%
  Gain (loss) on securities sold                                 15                15

Total Non-Interest Income                                    $2,903            $2,602         301        11.57%

Non-Interest Expense
  Salaries and Benefits                                       6,880             6,187         693        11.20%
  Occupancy Expense                                           1,028               930          98        10.54%
  Other Expense                                               3,191             2,824         367        13.00%

Total Non-Interest Expense                                  $11,099            $9,941       1,158        11.65%

INCOME BEFORE INCOME TAXES                                   $5,195            $4,519         676        14.96%

Applicable Income Taxes                                       1,478             1,324         154        11.63%

NET INCOME                                                   $3,717            $3,195         522        16.34%
Earnings Per Share                                            $2.63             $2.31       $0.32        13.85%
Dividends Per Share                                           $1.05             $1.05       $0.00         0.00%

                  UNIVERSITY BANK & TRUST COMPANY
                           STATEMENT OF CASH FLOWS
                NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                  SEPTEMBER      SEPTEMBER
CASH FLOWS FROM OPERATING ACTIVITIES:                               1994           1993
  Net Income                                                       $3,702         $3,180
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for loan losses                                       475          1,100
      Depreciation and amortization                                   581            524
      Net amortization of investment security                         468            140
        Discounts
      (Gain) loss on sale of fixed assets                               1              4
      (Gain) loss on call of securities                               (15)
      Changes in assets and liabilities
          Interest receivable and other assets                     (5,781)           (15)
          Interest payable and other liabilities                   (2,037)          (823)

  NET CASH USED BY OPERATING ACTIVITIES                           ($2,606)        $4,110

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from calls or maturities of investment                $210,839         $5,455
    securities
  Proceeds from sale of investment securities                           0
  Purchase of investment securities                              (215,564)        (2,996)
  Increase (decrease) in securities sold under
    repurchase agreements                                               0
  Net (increase) decrease in loans receivable                       1,055         12,400
  Net (increase) decrease in bankers' acceptances                  (9,222)        (7,408)
  Capital expenditures                                               (312)          (498)
  NET CASH USED BY INVESTING ACTIVITIES                          ($13,204)        $6,953

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand, NOW,
    savings, and money fund deposits                              $28,979        $16,050
  Net increase (decrease) in certificates of
    deposits                                                        7,361         (4,527)
  Cash dividends                                                   (1,437)        (1,401)
  Proceeds from common stock issued                                 1,194            526
  NET CASH PROVIDED BY FINANCING ACTIVITIES                        36,097         10,648
  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                $20,287        $21,711

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  $56,576        $55,921

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $76,863        $77,632

Check.  Should equal decrease in cash equivalents                  20,287         21,711
Difference                                                              0              0

                        UNIVERSITY BANK & TRUST COMPANY


                            STATEMENT OF CHANGES IN

                                UNDIVIDED PROFIT


                      Nine Months Ended September 30, 1994





Balance at beginning of current fiscal year                    $20,423,486

Net income to date                                               3,702,135

Transfer to Dividends Payable                                   (1,437,293)
                                                               -----------

Balance at end of interim period                               $22,688,328



              (The balance of this page intentionally left blank.)

                        UNIVERSITY BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                        Quarter ended September 30, 1994


The financial statements included herein are unaudited. The information furnished herein reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim period ended September 30, 1994.


NOTE A - Summary of Significant Accounting Policies

Investment Securities

The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993. The Bank has classified its investment securities as available for sale. Available for sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported as a separate component of shareholders' equity. Amortization of premiums and accretion of discounts arising at acquisition of investment securities are included in income using methods that approximate the interest method.

Loans

Loans are stated net of undisbursed funds. Interest on commercial, consumer installment and real estate loans is accrued on a simple interest basis. Interest on loans is not accrued in those instances where management considers principal amounts doubtful of collection.

Loan Fees

Nonrefundable fees for loan origination and commitments in excess of direct costs of originating the loan or commitment are amortized over the life of the loan using the straight line method. Fees originated since 1988 are recognized as income using the interest method as required by FASB 91.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Loans which are determined to be uncollectible are charged against this allowance, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectability of loans and prior loan experience. The evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current or anticipated economic conditions that may affect the borrowers' ability to pay.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight line method over estimated useful lives of the assets.

Income Per Share of Common Stock

Net income per share is based upon the weighted average number of common shares outstanding adjusted by the dilutive effect of stock options outstanding on a fully diluted basis.

                                                            Three Months Ended September 30
                                                            -------------------------------
                                                                 1994            1993
                                                                 ----            ----
                                                                (Amounts in thousands)
Weighted average shares:
         Primary                                                1,428           1,389
         Fully Diluted                                          1,434           1,393

NOTE B - Provision for Income Taxes

No portion of income tax provision is attributable to foreign operations. The provision for income tax has been calculated taking into account the tax-exempt status of portions of municipal bond income. Of the federal statutory income tax rate of 34%, the following are the components of the current quarter provision:

                 Statutory tax rate                         100.0%
                 Tax effect of municipal income             (51.6%)
                                                            ------
                 Current provision tax rate                  48.4%

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Capital

During the third quarter of 1994, the Bank's capital increased by $1,134,933, or 3.31%, compared to an increase of $540,288, or 1.79% in the same period of 1993. Without the effect of the adoption of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities" as of December 31, 1993, this increase was $870,920 or 2.61%. Sources of additional capital in each of the periods were retained earnings, exercise of stock options and purchases of new stock by the Bank's profit sharing and 401K plans. The Bank paid a dividend of thirty-five cents a share to shareholders of record July 13, 1994, or a total of $485,624. A dividend of $.35 per share, totaling $468,053 was paid in the third quarter of 1993. Dividend payments continued on a quarterly basis in 1993 and 1994.

The Bank is subject to the Federal Reserve Bank's regulations. In 1989, the Federal Reserve Bank established risk-based capital guidelines for member banks. The Comptroller of the Currency and the FDIC have issued similar guidelines for national banks. The guidelines define Tier 1 Capital and Total Capital. Tier 1 Capital consists of common and qualifying preferred shareholders' equity and minority interests in equity accounts of consolidated subsidiaries. Total Capital consists of, in addition to Tier 1 Capital, mandatory convertible debt, preferred stock not qualifying as Tier 1 Capital, subordinated and other qualifying term debt and a portion of the allowance for loan losses less the remaining 50% of investments in unconsolidated subsidiaries. The Tier 1 component must comprise at least 50% of qualifying Total Capital. Risk-based capital ratios are calculated with reference to risk-weighted assets which include both on and off-balance sheet exposures.
The minimum required qualifying total capital ratio is 8%, of which at least 4% must consist of Tier 1 Capital. At September 30, 1994, the Bank's Tier 1 Capital totaled $34,993,000 and Total Capital was $38,210,000. The Bank's Tier 1 capital to total risk weighted assets ratio was 13.60% and its Total Capital to total risk weighted assets ratio was 14.85%.

It is the intention of the Bank to continue capital augmentation through earnings retention net of dividends in future years.

Liquidity

Historically, the Bank's balance sheet has shown a high degree of liquidity. The following table shows balance sheet proportions for the quarter ending September 30, 1994 and for the years ending December 31, 1993 and December 31, 1992.

AVERAGE BALANCE SHEET

                                          9/30/94                       12/31/93                      12/31/92
ASSETS
Cash & Due From Bank                $26,603     6.26%              $25,653     6.79%              $21,383   6.15%
Investment Securities               102,256    24.04%               73,028    19.34%               70,134  20.18%
Fed Funds Sold                       50,783    11.94%               35,212     9.32%               25,950   7.47%
Loans                               221,363    52.05%              224,016    59.32%              211,204  60.77%
Premises & Equipment                 15,691     3.69%               14,792     3.92%               14,611   4.20%
Other Assets                          8,594     2.02%                4,910     1.30%                4,251   1.22%
                                      -----     -----                -----     -----                -----   -----

  TOTAL ASSETS                     $425,290   100.00%             $377,611   100.00%             $347,533 100.00%
                                   ========   =======             ========   =======             ======== =======

LIABILITIES
Demand Deposits                     $60,634    14.26%              $50,135    13.28%              $40,712  11.71%
Savings & Now                        80,919    19.03%               76,649    20.30%               67,141  19.32%
Money Funds                         219,184    51.54%              193,474    51.24%              177,367  51.04%
Time Deposits                        24,451     5.75%               23,589     6.25%               32,392   9.32%
                                      -----     -----                -----     -----                -----   -----
  Total Deposits                   $385,188    90.57%             $343,847    91.06%             $317,612  91.39%
Other Borrowings                      4,208     0.99%                1,398     0.37%                1,354   0.39%
Other Liabilities                     1,745     0.41%                2,189     0.58%                1,783   0.51%
                                      -----     -----                -----     -----                -----   -----
  TOTAL LIABILITIES                $391,141    91.97%             $347,434    92.01%             $320,749  92.29%
SHAREHOLDERS' EQUITY                 34,149     8.03%               30,177     7.99%               26,784   7.71%
                                      -----     -----                -----     -----                -----   -----

  TOTAL LIABILITIES                $425,290   100.00%             $377,611   100.00%             $347,533 100.00%
    AND EQUITY                     ========   =======             ========   =======             ======== =======


Totals may not add due to rounding.

Bank assets containing a high degree of liquidity are Cash & Due From Banks, Investment Securities and Federal Funds Sold. For the quarter ending September 30, 1994, those assets comprised 42.24% of the Bank's assets compared to 34.83% in 1993 and 33.80% in 1992.

A principal source of liquidity is new deposit generation. Historically, loan generation has periodically lagged deposit growth. The loan to deposit ratio decreased from 66.50% in 1992 to 65.15% in 1993 and to 57.44% in the third quarter of 1994. Growth rates for the third quarter of 1994 and for the years 1993 and 1992 are shown in the following table.

                        September 30, 1994       1993          1992
                        -------------------      ----          ----
Net Loans              $221,363                  $224,016      $211,204
Growth Rate               (1.18%)                   6.07%        16.92%
Deposits               $385,188                  $343,847      $317,612
Growth Rate               12.02%                    8.26%        12.90%
Loans to Deposits         57.47%                   65.15%        66.50%

The investment portfolio is another source of liquidity. While a portion of the portfolio is intended to be a permanent investment, a portion is invested in short-term obligations pending re-employment of these funds in the loan portfolio or for deposit withdrawals. As of September 30, 1994, the investment portfolio totaled $112,416,814. Of that amount, $1,447,256, or 1.29% of the total portfolio matures within one year. Additionally, the securities in the portfolio are freely marketable. The portfolio contains $745,049 in unrealized appreciation.

Within the loan portfolio are investments in short-term bankers acceptances totaling $14,672,051 at September 30, 1994. These acceptances all mature within 180 days.

Other internal sources of liquidity are the retention of earnings and cash flow generated in the loan portfolio.

External sources of liquidity include borrowings available to the Bank. As of September 30, 1994, the Bank has two lines available totaling $10,000,000 of which $5,000,000 is committed until June 30, 1995, and on which commitment fees have been paid. $5,000,000 is on an "as available" basis.

Indebtedness of Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and which, in the opinion of the Bank's Management, do not involve a greater risk of collectibility. Furthermore, it is the Bank's policy to preclude its executive officers, with the exception of the Chairman of the Board, from borrowing from the Bank and any loan to the Chairman or a director must be approved by the entire Board of Directors.

The following table summarizes the loans to Directors and Principal Holders of Equity Securities in the quarter ended September 30, 1994:

Outstanding Balances as of June 31, 1994                 $1,716,202.50

Aggregate Amount of New Loans Made                            -0-

Aggregate Amount of Repayments                            2,488,436.95

Aggregate Amount of Other Changes                         2,399,720.99

Aggregate Amount of Outstandings at September 30,1994    $1,627,486.54

During the period ended September 30, 1994, none of these loans became past due or was placed on non-accrual.



Results of Operations

In the quarter ended September 30, 1994, average daily assets increased by $46.6 million or 12.30% over the third quarter 1993 and increased by $13.1 million, or 3.18%, over the second quarter of 1994. Deposits and other borrowings increased $42.6 million, or 12.30% over the third quarter of 1993 and increased $10.5 million, or 2.76% over the first quarter of 1994.

The mix in earning assets reflects a decrease in loan demand. Loans, net of banker's acceptances, as a percent of earning assets were 59.63% for the quarter ended September 30, 1994, compared to 66.26% for the third quarter of 1993 and 59.28% for the second quarter of 1994.

Net Interest Income and Margin

In the three months ended September 30, 1994, net interest income on a fully taxable equivalent basis increased $551,000, or 11.17% from the preceding quarter and increased $824,000, or 17.69%, over the same period in 1993.

Interest-earning assets averaged $379.2 million, an increase of $42.2 million, or 12.53%, over the same period in 1993. Interest earned on those assets increased $1,188,000, or 18.95%, for a total of $7,456,000 in this period. The composite fully taxable equivalent yield on interest-earning assets increased from 7.38% in the third quarter of 1993 to 7.80% in the current period. Compared with the preceding period, interest on earning assets increased $762,000, or 11.38%. Yields increased fifty five basis points from 7.25% to 7.80%.

Average interest-bearing liabilities increased by $42.6 million to $389.4 million, or 12.30% over the same period in 1993. Interest expense increased $364,000, or 22.61%. The composite average cost of funds increased from 1.84% to 2.01%. In this quarter, compared to the prior quarter, the cost of funds increased by fourteen basis points from 1.87% to 2.01%. Net interest margin decreased from 5.48% in the third quarter of 1993 to 5.34% in the second quarter of 1994 and increased to 5.74% in the current quarter.

Non-Interest Income

In this period, non-interest income increased $200,000, or 22.79% over the same period in 1993 and increased $240,000, or 28.30% from the prior period. Non-interest income is derived from Trust Department fees, service charges on deposit accounts, other fees and charges and safe deposit rentals. In this period, trust fees accounted for $753,000 or 69.92% of non-interest revenue. Increases in non-interest income over the prior quarter are due to increased volume of trust business.





Non-Interest Expense

Non-interest expense increased $423,000, or 12.72%, in this period compared to the same period in 1993, and increased $30,000 or 0.81% over the prior period. Overall increases in non-interest expense are due to increases in deposits and earning assets and increased staff and other costs necessary to service this growth.

Provision for Loan and Lease Losses

The Bank provided $75,000 for loan losses in this period compared to $500,000 in the third quarter of 1993 and to $100,000 in the second quarter of 1994.
The Bank's Reserve for Loan Losses is maintained at a level that Management believes will be adequate to absorb possible losses. During the preceeding quarter, the Bank adopted a new loan loss adequacy policy to conform to the new federal guidelines "Interagency Policy Statement on the Allowance for Loan and Lease Losses (ALLL)" which was issued December 21, 1993. Management evaluations take into consideration such factors as changes in the nature and volume of specific problem loans and current economic conditions that may affect the borrower's ability to repay.

The balance of the reserve for loan losses was $4,738,343 at September 30, 1994 compared to $4,044,239 at September 30, 1993 and to $4,877,101 at June 30, 1994. Net losses totaled $213,757 in the third quarter of 1994 compared to $407,977 in the third quarter of 1993 and to $1,199,074 in the second quarter of 1994.

Loans on non-accrual totaled $1,371,058 at September 30, 1994 compared to $4,817,855 at September 30, 1993 and to $1,189,529 at June 30, 1994. The
previous increase was due to deterioration in the local economy, particularly in real estate. As of September 30, 1994, the Bank owned two parcels of other real estate with a book value totaling $3,945,373 compared to one parcel having a book value of $608,732 at September 30, 1993.

Investment Portfolio

The Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt & Equity Securities," as of December 31, 1993. SFAS 115 requires entities to classify investments in debt securities and equity securities with readily determinable fair values as held to maturity, available for sale, or trading and establishes accounting and reporting requirements for each classification. The Bank has classified all of its investments as available for sale as it does not have the intent to hold such securities until maturity. Available for sale securities are reported at fair value, with unrealized gains and losses, net of taxes, reported as separate component of shareholders' equity. At September 30, 1994, this separate component of equity was $439,579.

The portfolio increased by $43,256,989, or 62.55% to $112,416,814 book value from September 30, 1993 to September 30, 1994. Large deposit generation coupled with low loan demand created excess liquidity.


Letters of Credit

At September 30, 1994, the Bank's commitments under unused letters of credit were $4,045,000 of which 20% are reasonably expected to be exercised within the next twelve months. At September 30, 1993, such commitments totaled $6,985,222 and at June 30, 1994, $4,477,000.

Interest Analysis
September 30, 1994


The following table is a summary of the major elements of income and expenses for the quarter ended September 30, 1994, compared with the same quarter of 1993 and the quarter ended June 30, 1994.

                                                 For the Three Months Ended                    For the Three Months Ended
                                                 September 30  September 30   Percent          September 30  June 30       Percent
                                                    1994          1993        Change               1994       1994         Change
Interest Income                                  $7,127,192    $5,944,964     19.89%            $7,127,192  $6,370,588    11.88%
Interest Expense                                  1,975,212     1,609,567     22.72%             1,975,212   1,761,620    12.12%

Net Interest Income                              $5,151,980    $4,335,397     18.84%            $5,151,980  $4,608,968    11.78%

Provision for Loan Losses                            75,000       500,000    -85.00%                75,000     100,000   -25.00%

Net Interest Income after
  Provision for Loan Losses                      $5,076,980    $3,835,397     32.37%            $5,076,980  $4,508,968    12.60%

Non-Interest Income                               1,077,892       877,864     22.79%             1,077,892     847,560    27.18%
Non-Interest Expense                              3,749,473     3,326,599     12.71%             3,749,473   3,718,514     0.83%

Income Before Securities Gains                   $2,405,399    $1,386,662     73.47%            $2,405,399  $1,638,014    46.85%

Net Gain on Sale of Securities                       10,421        15,375      0.00%                10,421           0   100.00%

Net Income Before Income Taxes                   $2,415,820    $1,402,037     72.31%            $2,415,820  $1,638,014    47.48%

Income Taxes                                        689,232       412,153     67.23%               689,232     467,323    47.49%

Net Income                                       $1,726,588      $989,884     74.42%            $1,726,588  $1,170,691    47.48%

Earnings per Share of
  Common Stock:
  Net Income                                          $1.21         $0.71     70.42%                 $1.21       $0.83    45.78%
Dividends per Share of
  Common Stock                                        $0.35         $0.35      0.00%                 $0.35       $0.35     0.00%

Interest Differential
September, 1994/September, 1993
INTEREST RATES AND NET INTEREST DIFFERENTIAL

The major portion of the Bank's income results from the difference between interest income derived from earning assets and interest expense paid on liabilities incurred primarily for the funding of those assets. The difference is referred to as net interest income. Net interest income expressed as a percent of average total earning assets is referred to as net interest margin. Net interest income and net interest margin are summarized in the following comparisons for the three months ended September 30, 1994 over the same period in 1993 and for the three months ended June 30, 1994. Average balances are expressed in thousands of dollars:

                                                                       For the Three Months Ended
                                                 September 30, 1994                                   September 30, 1993

                                                 Average         Income/          Yield/      Average      Income/     Yield/
                                                 Balance         Expense          Rate %      Balance      Expense     Rate %
ASSETS
Investment Securities:
  Taxable                                         $63,341         $986           6.18%         $35,031       $585      6.63%
  Non-Taxable*                                     38,915          968           9.87%          34,879        950     10.81%
Federal Funds Sold                                 50,783          564           4.41%          35,935        271      2.99%
Loans-Interest & Fees                             226,141        4,938           8.66%         231,110      4,462      7.66%
 Total Earning Assets                             379,180        7,456           7.80%         336,955      6,268      7.38%

Cash & Due From Banks                              26,603                                       26,416
Premises & Equipment                               15,691                                       14,787
Other Assets                                        3,816                                          544

  Total Assets                                   $425,290                                     $378,702

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits & Borrowings
  Demand                                          $60,634           $0           0.00%         $51,680         $0      0.00%
  Savings & Now                                    80,919          175           0.86%          75,979        211      1.10%
  Money Funds                                     219,184        1,550           2.81%         193,768      1,208      2.47%
  Time                                             24,451          223           3.62%          24,779        185      2.96%
  Other Borrowed Funds                              4,208           26           2.45%             551          6      4.32%

Total Deposits & Borrowings                       389,396        1,974           2.01%         346,757      1,610      1.84%

Other Liabilities                                   1,745                                        1,517
Shareholders' Equity                               34,149                                       30,428

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                           $425,290                                     $378,702

Interest and Loan Fee Income                                     7,456           7.80%                      6,268      7.38%
Interest Expense**                                               1,974           2.07%                      1,610      1.90%

NET INTEREST INCOME AND MARGIN                                  $5,482           5.74%                     $4,658      5.48%


                                                       Balance     Percent    Inc./Exp.  Percent
                                                         Change    Change     Change     Change
ASSETS
Investment Securities:
  Taxable                                              28,310        80.81%      401     68.55%
  Non-Taxable*                                          4,036        11.57%       18      1.89%
Federal Funds Sold                                     14,848        41.32%      293    108.12%
Loans-Interest & Fees                                  (4,969)       -2.15%      476     10.67%
 Total Earning Assets                                  42,225        12.53%     1188     18.95%

Cash & Due From Banks                                     187         0.71%
Premises & Equipment                                      904         6.11%
Other Assets                                            3,272       601.47%

  Total Assets                                         46,588        12.30%

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits & Borrowings
  Demand                                                8,954        17.33%        0      0.00%
  Savings & Now                                         4,940         6.50%      -36    -17.06%
  Money Funds                                          25,416        13.12%      342     28.31%
  Time                                                   (328)       -1.32%       38     20.54%
  Other Borrowed Funds                                  3,657       663.70%       20    333.33%

Total Deposits & Borrowings                            42,639        12.30%      364     22.61%

Other Liabilities                                         228        15.03%
Shareholders' Equity                                    3,721        12.23%

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                 46,588        12.30%

Interest and Loan Fee Income                                                    1188     18.95%
Interest Expense**                                                               364     22.61%

NET INTEREST INCOME AND MARGIN                                                   824     17.69%

*Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $329,093 for the quarter ending September 30, 1994 and $322,965 for the quarter ending September 30, 1993.
**Interest on deposits as a percent of earning assets.

Interest Differential
September, 1994/June, 1994
INTEREST RATES AND NET INTEREST DIFFERENTIAL (CONTINUED)

                                                                         For the Three Months Ended
                                                  September 30, 1994                                June 30, 1994
                                         ---------------------------------------   ------------------------------------------------
                                         Average        Income/          Yield/      Average        Income/      Yield/   Change in
                                         Balance        Expense          Rate %      Balance        Expense      Rate %    Average
ASSETS                                                                                                                     Balance
Investment Securities:
  Taxable                                  $63,341            986         6.18%       $67,185           881       5.26%     (3,844)
  Non-Taxable*                              38,915            968         9.87%        37,873           952      10.08%      1,042
Federal Funds Sold                          50,783            564         4.41%        45,643           438       3.85%      5,140
Loans-Interest & Fees                      226,141          4,938         8.66%       219,390         4,423       8.09%      6,751
 Total Earning Assets                      379,180          7,456         7.80%       370,091         6,694       7.25%      9,089

Cash & Due From Banks                       26,603                                     26,823
Premises & Equipment                        15,691                                     15,815
Other Assets                                 3,816                                       (541)

  Total Assets                            $425,290                                   $412,188


LIABILITIES & SHAREHOLDERS' EQUITY
Deposits & Borrowings
  Demand                                   $60,634             $0         0.00%       $55,857            $0       0.00%      4,777
  Savings & Now                             80,919            175         0.86%        85,682           181       0.85%     (4,763)
  Money Funds                              219,184          1,550         2.81%       216,159         1,416       2.63%      3,025
  Time                                      24,451            223         3.62%        20,761           160       3.09%      3,690
  Other Borrowed Funds                       4,208             26         2.45%           460             6       5.23%      3,748

Total Deposits & Borrowings                389,396          1,974         2.01%       378,919         1,763       1.87%     10,477

Other Liabilities                            1,745                                        562
Shareholders' Equity                        34,149                                     32,707

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                    $425,290                                   $412,188

Interest and Loan Fee Income                                7,456         7.80%                       6,694       7.25%
Interest Expense**                                          1,974         2.07%                       1,763       1.91%

NET INTEREST INCOME AND MARGIN                             $5,482         5.74%                      $4,931       5.34%

                                           %      Change in   %    Change in      %
                                        Change    Income/   Change  Rate Paid/   Change
ASSETS                                            Expense           Earned
Investment Securities:
  Taxable                                -5.72%     105    11.92%    0.92%       17.42%
  Non-Taxable*                            2.75%      16     1.68%   -0.21%       -2.12%
Federal Funds Sold                       11.26%     126    28.77%    0.56%       14.48%
Loans-Interest & Fees                     3.08%     515    11.64%    0.58%        7.13%
 Total Earning Assets                     2.46%     762    11.38%    0.55%        7.53%

Cash & Due From Banks
Premises & Equipment
Other Assets

  Total Assets

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits & Borrowings
  Demand                                  8.55%       0     0.00%    0.00%        0.00%
  Savings & Now                          -5.56%      (6)   -3.31%    0.01%        1.26%
  Money Funds                             1.40%     134     9.46%    0.18%        6.78%
  Time                                   17.77%      63    39.38%    0.53%       17.06%
  Other Borrowed Funds                  814.78%      20   333.33%   -2.78%      -53.14%

Total Deposits & Borrowings               2.76%     211    11.97%    0.15%        7.77%

Other Liabilities
Shareholders' Equity

  TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY

Interest and Loan Fee Income                        762    11.38%    0.55%        7.53%
Interest Expense**                                  211    11.97%    0.15%        8.10%

NET INTEREST INCOME AND MARGIN                      551    11.17%    0.39%        7.33%

*Interest income is calculated on a fully taxable equivalent basis using the federal statutory rate of 34%. The tax equivalent adjustment was $329,093 for the quarter ending September 30, 1994 and $323,782 for the quarter ending June 30, 1994.
**Interest on deposits as a percent of earning assets.

PART II

ITEM 1.  LEGAL PROCEEDINGS

There are no material legal proceedings to which the bank is a party.

ITEM 2.  CHANGES IN SECURITIES

None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

There have been no defaults upon senior securities.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.  OTHER INFORMATION

None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

An index of all financial statements files as a part of this quarterly report is set forth at page 2 and is incorporated herein by reference.

There are no other applicable exhibits to be filed as a part of this report.

On October 4, 1994, the Bank filed Form 8-K reporting that it had executed an agreement to merge with Comerica Incorporated on October 4, 1994 as described in Items 1 and 5.

                                  SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      University Bank & Trust Company

                                      By /s/ Carl J. Schmitt
                                         ---------------------------
                                         Carl J. Schmitt, Chairman
                                         and Chief Executive Officer

Date: November 13, 1994

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Signature                                       Title
- --------------------------------------------------------------------------------

Carl J. Schmitt*                                Chairman of the Board, Chief
                                                Executive Officer and Director
                                                (Principal Executive Officer)

Gayle A. Anderson*                              Executive Vice President and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Principal Accounting Officer)

Lawrence A. Aufmuth*                            Director

Thomas R. Brown*                                Director

Linda R. Meier*                                 Director

George G. C. Parker*                            Director

William A. Preston*                             Director

Leslie M. Quist*                                Director

Leonard Ware*                                   Director

*By /s/ Carl J. Schmitt
    -------------------------
    (Carl J. Schmitt,
    Attorney-In-Fact)

Date: November 13, 1994

